Exhibit 99.2

ALLEGHENY ENERGY EARNINGS
FOURTH QUARTER 2001

Three months ended	December 31	2001	2000
Sales to regulated electric customers, gigawatt-hours (Note 1)		11,234	11,615

Revenues ($000) (Note 2)
Regulated Electric Revenues		$ 593,748	$ 593,026
Regulated Other Revenues		28,945	33,215
Regulated Gas Revenues		68,518	78,132
Unregulated Generation and Energy Marketing		1,266,563	504,292
Allegheny Ventures		105,379	12,616
Total ($000)		$ 2,063,153	$ 1,221,281

Consolidated income before extraordinary charge ($000)		$ 64,567	$ 79,706
Ohio and Virginia extraordinary charges (Note 3)		-	(6,518)
Consolidated net income ($000)		$ 64,567	$ 73,188

Basic earnings per average share
Before extraordinary charge		$ 0.52	$ 0.72
Ohio and Virginia extraordinary charges (Note 3)		-	(0.06)
Basic consolidated earnings per share		$ 0.52	$ 0.66
Diluted consolidated earnings per share		$ 0.52	$ 0.66
Average common shares outstanding (000)		125,059	110,436

Twelve months ended	December 31	2001	2000
Sales to regulated electric customers, gigawatt-hours (Note 1)		45,381	44,856

Revenues ($000) (Note 2)
Regulated Electric Revenues		$ 2,395,029	$ 2,303,491
Regulated Other Revenues		123,520	100,201
Regulated Gas Revenues		235,070	103,580
Unregulated Generation and Energy Marketing		7,486,207	1,482,291
Allegheny Ventures		139,105	22,289
Total ($000)		$ 10,378,931	$ 4,011,852

Consolidated income before extraordinary charge and cumulative effect of
accounting change ($000)		$ 448,922	$ 313,652
Ohio, Virginia, and West Virginia extraordinary charges (Note 3)		-	(77,023)
Cumulative effect of accounting change (Note 4)		(31,147)	-
Consolidated net income ($000)		$ 417,775	$ 236,629

Basic earnings per average share
Before extraordinary charge and cumulative effect of accounting change ($000)		$ 3.74	$ 2.84
Ohio, Virginia, and West Virginia extraordinary charges (Note 3)		-	(0.70)
Cumulative effect of accounting change (Note 4)		(0.26)	-
Basic consolidated earnings per share		$ 3.48	$ 2.14
Diluted consolidated earnings per share		$ 3.47	$ 2.14
Average common shares outstanding (000)		120,104	110,436

Note 1: Excludes bulk power transaction sales.
Note 2: Excludes intercompany sales between regulated and unregulated.
Note 3: Cost after taxes determined to be unrecoverable as a result of deregulation proceedings in Ohio,
Virginia, and West Virginia.
Note 4: Adoption of SFAS 133, Accounting for Derivative Instruments and Hedging Activities

ALLEGHENY ENERGY HIGHLIGHTS
December 31, 2001

Fourth Quarter	2001	2000	Incr. (Decr.)
Revenue from Regulated Electric Customers ($ millions)
Residential	$ 245	$ 255	-3.9%
Commercial	138	133	3.8%
Industrial	196	197	-0.5%
Wholesale and Other	15	8	87.5%
Total Regulated Electric Transactions	$ 594	$ 593	0.2%
Revenue from Regulated Other Transactions ($ millions) (Note 1)	$ 29	$ 33	-12.1%
Regulated Gas Revenues ($ millions)	$ 69	$ 78	-11.5%
Unregulated Generation and Energy Marketing ($ millions) (Note 1)	$ 1,267	$ 504	151.4%
Allegheny Ventures ($ millions) (Note 1)	$ 105	$ 13	707.7%

Sales to Regulated Electric Customers (gigawatt-hours)
Residential	3,525	3,761	-6.3%
Commercial	2,341	2,397	-2.3%
Industrial	5,018	5,062	-0.9%
Wholesale and Other	350	395	-11.4%
Total Regulated Electric Transactions	11,234	11,615	-3.3%

Sales to Regulated Gas Customers (MCFs)	17,690	18,621	-5.0%

Net Revenue ($ millions) *	$ 501	$ 506	-1.0%
Other Operation and Maintenance ($ millions) **	$ 210	$ 192	9.4%

Twelve Months Ended	2001	2000	Incr. (Decr.)
Revenue from Regulated Electric Customers ($ millions)
Residential	$ 1,002	$ 968	3.5%
Commercial	554	529	4.7%
Industrial	772	751	2.8%
Wholesale and Other	67	56	19.6%
Total Regulated Electric Transactions	$ 2,395	$ 2,304	3.9%
Revenue from Regulated Other Transactions ($ millions) (Note 1)	$ 124	$ 100	24.0%
Regulated Gas Revenues ($ millions)	$ 235	$ 104	126.0%
Unregulated Generation and Energy Marketing ($ millions) (Note 1)	$ 7,486	$ 1,482	405.1%
Allegheny Ventures ($ millions) (Note 1)	$ 139	$ 22	531.8%

Sales to Regulated Electric Customers (gigawatt-hours)
Residential	14,452	14,059	2.8%
Commercial	9,603	9,396	2.2%
Industrial	19,823	19,871	-0.2%
Wholesale and Other	1,503	1,530	-1.8%
Total Regulated Electric Transactions	45,381	44,856	1.2%

Sales to Regulated Gas Customers (MCFs)	63,822	25,550	149.8%

Net Revenue ($ millions) *	$ 2,295	$ 1,801	27.4%
Other Operation and Maintenance ($ millions) **	$ 807	$ 622	29.7%

* Revenues less fuel, purchased power and gas, gas produced, deferred fuel, cost of goods sold, and transmission by others.

** Other operation and maintenance excludes fuel, purchased power, purchased gas, deferred fuel, cost of goods sold, and transmission by others.

Note 1: Excludes intercompany sales between regulated and unregulated.

ALLEGHENY ENERGY EARNINGS COMPARISON
(Dollars per Share)
December 2001 versus December 2000
	Quarter	Year-to-Date
2001
Earnings per share:
Regulated utility	$ 0.420	$ 1.693
Unregulated generation	0.086	2.047
Other unregulated	0.010	(0.002)
Cumulative effect of accounting change	-	(0.259)
Basic consolidated earnings per share	$ 0.516	$ 3.479

2000
Earnings per share:
Regulated utility	$ 0.410	$ 2.061
Unregulated generation	0.306	0.758
Other unregulated	0.005	0.020
Extraordinary Charge	(0.059)	(0.697)
Basic consolidated earnings per share	$ 0.662	$ 2.142

Variance (2001 Reported EPS less 2000 Reported EPS)	$ (0.146)	$ 1.337

Variance Reconciliation
Net Revenues:*
Regulated Sales and Deliveries
Number of Customers	$ 0.042	$ 0.115
Weather	(0.121)	(0.011)
Usage/Cost of Energy	0.015	0.170
Pennsylvania CTC True-Up Accrued	0.003	0.013
Regulated Generation	(0.129)	(1.063)
Mountaineer Gas Acquisition	(0.018)	0.317
Other Revenues	0.008	(0.013)
Unregulated Generation and Energy Marketing	0.146	3.282
Total Net Revenues Variance	(0.054)	2.810

Operation and Maintenance:
Production	(0.054)	(0.375)
Transmission and Distribution	0.014	(0.103)
Customer Accounting and Services	(0.021)	(0.020)
Administrative and General	(0.084)	(0.601)
Total Operation and Maintenance Variance	(0.145)	(1.099)

Other:
Depreciation and amortization	(0.101)	(0.305)
Taxes other than Income Taxes	0.015	(0.034)
Other Income	0.133	0.089
Interest Costs	(0.031)	(0.283)
Minority Interest	(0.001)	(0.021)
Issuance of Shares	(0.068)	(0.327)
Income Tax	0.038	0.090
All Other	0.004	0.001
Total Other Variance	(0.011)	(0.790)

Allegheny Ventures Variance	0.005	(0.022)

Total EPS Variance before Extraordinary Charge and Accounting Change	(0.205)	0.899

Extraordinary Charge and Accounting Change	0.059	0.438

Total EPS Variance	$ (0.146)	$ 1.337
* Revenues less fuel, purchased power and gas, gas produced, deferred fuel, cost of goods sold, and transmission by others.

ALLEGHENY ENERGY SALES COMPARISON
December 2001 versus December 2000

	Fourth	Fourth		Year-to	Year-to
	Quarter	Quarter		Date	Date
	2001	2000	% Change	2001	2000	% Change
Giggawat-Hours (Electricity)
Monongahela Power	2,872	2,931	-2.0%	11,642	11,722	-0.7%
Potomac Edison	3,603	3,805	-5.3%	14,661	14,305	2.5%
West Penn Power	4,759	4,879	-2.5%	19,078	18,829	1.3%
Regulated Electric Transactions	11,234	11,615	-3.3%	45,381	44,856	1.2%

Million Cubic Feet (Natural Gas)
Monongahela Power	17,690	18,621	-5.0%	63,822	25,550	149.8%
Regulated Gas Transactions	17,690	18,621	-5.0%	63,822	25,550	149.8%